UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2010

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On March 31, 2010, in connection with its entry into the Senior Credit Facilities described in Item 2.03, Ashland Inc. (“Ashland”) terminated the $1.65 billion Credit Agreement dated November 13, 2008, among Ashland as Borrower; Bank of America, N.A., as Administrative Agent; The Bank of Nova Scotia, as Syndication Agent; the other Lenders party thereto; Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Senior Credit Facilities

On March 31, 2010, Ashland entered into a Credit Agreement, dated as of March 31, 2010, among Ashland, Bank of America, N.A., as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers (the “Senior Credit Agreement”).  The Senior Credit Agreement provides for an aggregate principal amount of $850 million in senior secured credit facilities (the “Senior Credit Facilities”), consisting of a $300.0 million four-year term loan A facility and a $550.0 million revolving credit facility.  The proceeds from the borrowings from the term loan A facility were used, together with proceeds from the accounts receivable securitization facility described below and cash on hand, to repay all amounts outstanding under Ashland’s previous senior secured facilities and to pay for fees and expenses incurred in connection with the Senior Credit Facilities and the related transactions.  The new revolving credit facility will provide ongoing working capital and will be used for other general corporate purposes as well as support for the issuance of letters of credit.  The Senior Credit Facilities are guaranteed by Ashland’s present and future subsidiaries (other than certain immaterial subsidiaries, regulated subsidiaries, joint ventures, special purpose finance subsidiaries, certain foreign subsidiaries and certain unrestricted subsidiaries) and are secured by a first priority security interest in substantially all the personal property assets of Ashland and such guarantor subsidiaries, including the capital stock or other equity interests of certain of Ashland’s U.S. and first-tier foreign subsidiaries and a portion of the stock of certain of Ashland’s other first-tier foreign subsidiaries.

The term loan A facility was drawn in full at closing and is required to be repaid by Ashland in consecutive quarterly installments commencing with the installment due on June 30, 2010, with 5% of the original principal amount due during year one, 7.5% of the original principal amount due during year two, 10% of the original principal amount due during year three, and 77.5% of the original principal amount due during year four (in quarterly installments of 5.0%, 5.0%, 5.0% and 62.5%), with a final payment of all outstanding principal and interest on March 31, 2014.  At March 31, 2010, Ashland had $431.3 million of availability under the revolving credit facility.

At Ashland’s option, loans will bear interest at either the alternate base rate or LIBOR, plus the applicable interest margin.  The alternate base rate will be the highest of (1) the Federal Funds Rate as published by the Federal Reserve Bank of New York plus one-half of 1%, (2) the prime commercial lending rate of Bank of America, N.A., as established from time to time and (3) the one-month LIBOR rate plus 1% per annum.  Interest on alternate base rate loans will be payable quarterly in arrears.  LIBOR will be the British Banker’s Association LIBOR Rate, as published by Reuters (or other commercially available source) and if such rate is not available, then it will be determined by the Administrative Agent at the start of each interest period and will be fixed through such period.  Interest on LIBOR loans will be paid at the end of each interest period, but if any interest period exceeds three months, then interest on LIBOR loans also will be paid every three months.  The applicable margin for the revolving credit facility and the term loan A facility ranges from 1.25% to 2.00% per annum in the case of base rate loans and 2.25% to 3.00% per annum for LIBOR loans, based upon the Consolidated Leverage Ratio (as defined in the Senior Credit Agreement) for Ashland and its subsidiaries.  The initial applicable margin for the revolving credit facility and the term loan A facility will be 1.75% in the case of base rate loans, and 2.75% in the case of LIBOR loans.

The term loan A facility and the revolving credit facility may be prepaid at any time without premium.  The Senior Credit Facilities are subject to mandatory prepayment with specified percentages of the net cash proceeds of certain asset dispositions, casualty events, and debt and equity issuances, in each case subject to certain conditions.

The Senior Credit Facilities contain certain usual and customary representations and warranties, and usual and customary affirmative and negative covenants which include financial covenants; limitations on liens, additional indebtedness, further negative pledges, investments, payment of dividends, mergers, sale of assets and restricted payments; and other customary limitations.  The financial covenants include maintenance of a maximum consolidated leverage ratio and a minimum consolidated fixed charge coverage ratio.  All of the financial covenants will be calculated on a consolidated basis and for each consecutive four fiscal quarter period.  The Senior Credit Facilities also contain usual and customary events of default, including non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; actual or asserted impairment of loan documentation or security; change of control; and incurrence of certain ERISA liabilities.

The foregoing summary of the Senior Credit Facilities is qualified in its entirety by reference to the text of the Senior Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Receivables Facility

On March 31, 2010, Ashland amended and restated its existing accounts receivable securitization facility, pursuant to (i) a First Amendment to Sale Agreement, between Ashland and CVG Capital II, LLC, a wholly-owned “bankruptcy remote” special purpose subsidiary of Ashland (“CVG”), which amended the Sale Agreement, dated as of November 13, 2008 (as so amended, the “Sale Agreement”) and (ii) an Amended and Restated Transfer and Administration Agreement (the “Transfer and Administration Agreement”), among CVG, Ashland, each of Liberty Street Funding LLC, Market Street Funding LLC and Three Pillars Funding LLC, as Conduit Investors and Uncommitted Investors, The Bank of Nova Scotia, as the Agent (the “Agent”), a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, PNC Bank, National Association, as a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, SunTrust Bank, as a Letter of Credit Issuer and a Committed Investor, SunTrust Robinson Humphrey, Inc., as a Managing Agent and an Administrator and Wells Fargo Bank, National Association, as a Letter of Credit Issuer, a Managing Agent and a Committed Investor, as acknowledged and agreed to by Bank of America, National Association and YC SUSI Trust, as exiting parties.

As part of the receivables securitization facility, under the Sale Agreement Ashland will sell, on an ongoing basis, substantially all of its accounts receivable (but not those of its subsidiaries), certain related assets and the right to the collections on those accounts receivable to CVG.  Under the terms of the

Transfer and Administration Agreement, CVG may, from time to time, obtain up to $350.0 million (in the form of cash or letters of credit for the benefit of Ashland and its other subsidiaries) from the Conduit Investors, the Uncommitted Investors and/or the Committed Investors (together the “Investors”) through the sale of its interest in such receivables, related assets and collections or by financing those receivables, related assets and rights to collection.  The Transfer and Administration Agreement has an initial term of three years and is renewable in the discretion of the Investors.

Ashland will account for the receivables securitization facility as a secured borrowing for accounting purposes and will treat the receivables securitization facility as indebtedness for federal income tax purposes.  Borrowings under the receivables securitization facility will be effectively repaid as accounts receivable are collected, with new borrowings created as and when CVG requests additional fundings from the Investors under the Transfer and Administration Agreement, which will generally occur on a monthly basis.  Once sold to CVG, the accounts receivable, related assets and rights to collection described above will be separate and distinct from Ashland’s own assets and will not be available to its creditors should Ashland become insolvent.  Ashland’s equity interest in CVG has been pledged to the lenders under Ashland’s new senior secured credit facilities described above.  Substantially all of CVG’s assets have been pledged to the Agent in support of its obligations under the Transfer and Administration Agreement.

The foregoing summary of the Transfer and Administration Agreement and the First Amendment to Sale Agreement is qualified in its entirety by reference to the text of such agreements, which are filed as Exhibits 10.2 and 10.3 hereto and are incorporated herein by reference.  The original Sale Agreement dated as of November 13, 2008, was filed as Exhibit 10.4 to Ashland’s Form 8-K filed on November 19, 2008.

Item 8.01                      Other Events

Ashland’s subsidiary, Hercules Incorporated, is the issuer of 6.60% Debentures due 2027. The aggregate outstanding principal amount of these debentures is approximately $ 15.9 million. These debentures are secured on an equal and ratable basis with the borrowings under Ashland’s Senior Credit Facilities described under Item 2.03 of this Current Report on Form 8-K.  The security for these debentures consists of the same collateral as secures the Senior Credit Facilities.

Item 9.01                      Financial Statements and Exhibits

(d)        Exhibits

Exhibit	Description
10.1
Credit Agreement, dated as of March 31, 2010, among Ashland Inc., Bank of America, N.A., as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers.

10.2
Amended and Restated Transfer and Administration Agreement, dated as of March 31, 2010, among CVG Capital II LLC, Ashland Inc., each of Liberty Street Funding LLC, Market Street Funding LLC and Three Pillars Funding LLC, as Conduit Investors and Uncommitted Investors, The Bank of Nova Scotia, as the Agent, a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, PNC Bank, National Association, as a

Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, SunTrust Bank, as a Letter of Credit Issuer and a Committed Investor, SunTrust Robinson Humphrey, Inc. as a Managing Agent and an Administrator and Wells Fargo Bank, National Association, as a Letter of Credit Issuer, a Managing Agent, and a Committed Investor.

10.3	First Amendment to Sale Agreement, dated as of March 31, 2010, between Ashland Inc. and CVG Capital II LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           April 6, 2010

ASHLAND INC.

By:	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Description
10.1
Credit Agreement, dated as of March 31, 2010, among Ashland Inc., Bank of America, N.A., as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Managers.

10.2
Amended and Restated Transfer and Administration Agreement, dated as of March 31, 2010, among CVG Capital II LLC, Ashland Inc., each of Liberty Street Funding LLC, Market Street Funding LLC and Three Pillars Funding LLC, as Conduit Investors and Uncommitted Investors, The Bank of Nova Scotia, as the Agent, a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, PNC Bank, National Association, as a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, SunTrust Bank, as a Letter of Credit Issuer and a Committed Investor, SunTrust Robinson Humphrey, Inc. as a Managing Agent and an Administrator and Wells Fargo Bank, National Association, as a Letter of Credit Issuer, a Managing Agent, and a Committed Investor.

10.3	First Amendment to Sale Agreement, dated as of March 31, 2010, between Ashland Inc. and CVG Capital II LLC.